AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 31st day of December, 1996, by Isolyser Company, Inc., a Georgia corporation (hereinafter "Isolyser"), MedSurg Industries, Inc., a
Georgia corporation formerly known as MedSurg Acquisition Corp. (hereinafter "MedSurg"), Creative Research and Manufacturing, Inc., a Georgia corporation formerly known as Creative Acquisition Corp. (hereinafter "Creative Research") (Isolyser, MedSurg and Creative Research being hereinafter collectively referred to as the "Company"), and Kenneth Newsome (hereinafter "Newsome").

                              W I T N E S S E T H:

         WHEREAS, the Company and Newsome entered into an Employment Agreement, dated as of December 31, 1993 (the "Employment Agreement"); and

         WHEREAS , Newsome has resigned his position as an executive officer of the Company and the Company has accepted such resignation; and

         WHEREAS, the Company and Newsome desire to amend the Employment Agreement, upon the terms and conditions set forth herein, to memorialize the terms of such resignation.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto, each intending to be legally bound, do hereby agree as follows:

         1. Employment Termination. Effective December 31, 1996, Newsome resigns his employment with the Company, and the Company accepts such resignation on the terms and conditions set forth in this Agreement.

         2.       Severance Benefits.

                  (a) Consulting Payments. Until that date (the "Expiration Date") which is the earlier to occur of June 30, 1997 or that date on which the new business venture in which Newsome is participating shall receive funding, the Company shall pay to Newsome a consulting fee (the "Consulting Fee") at the rate of $135,000 per annum. The Consulting Fee shall be payable in the same manner as Newsome's salary has previously been paid by the Company. The Company shall be entitled to offset against the Consulting Fee any applicable payroll taxes.

                  (b) Health Insurance. Subject to Newsome's proper election to continue his health insurance coverage under COBRA for himself and/or his dependents, the Company will pay for or reimburse Newsome for the cost of COBRA coverage through the Expiration Date.

                  (c) No Other Benefits. Except as set forth in this Section 2 and in Section 4 below, Newsome acknowledges that neither he nor his dependents shall be entitled to participate in any other compensation (including, without limitation, unused leave at January 1, 1997) or fringe benefits which are or may from time to time be provided by the Company including, without limitation, such fringe benefits described in Section 5(c) of the Employment Agreement.

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         3.  Protective  Covenants.  Newsome  acknowledges  and agrees  that the protective covenants set forth in Section 10 of the Employment Agreement, including, without limitation, the covenants against disclosure of confidential information, solicitation of Company employees and customers, and competition shall:

                  (a) Continue in full force and effect and are hereby ratified and confirmed by Newsome, and

                  (b) Survive this Amendment in accordance with the terms of such covenants and shall be binding upon Newsome for the respective survival times set forth in the Employment Agreement from a December 31, 1996 termination date.

         4.       Other Matters.

                  (a) Except for those provisions of the Employment Agreement which by their respective nature survive the termination of the Employment Agreement (including, without limitation, Section 10 of the Employment Agreement), the parties acknowledge that the Employment Agreement has terminated.

                  (b) Newsome acknowledges that he has submitted vouchers and received reimbursement for all business expenses to which he is entitled reimbursement under Section 7 of the Employment Agreement. The Company shall have no further obligations under Section 7 of the Employment Agreement.

                  (c) Prior to the execution and delivery of this amendment by the parties, the Compensation Committee has awarded to Newsome a non-qualified stock option under the Company's Stock Option Plan for the purchase of up to 124,000 shares of common stock of Isolyser upon and subject to the terms and conditions set forth in a separate non-qualified stock option agreement (the "Stock Option") entered into between Isolyser and Newsome in replacement of all stock options previously awarded to Newsome which have been canceled by virtue of such Stock Option. This Amendment does not modify the Stock Option.

         5.       Releases.

                  (a) In consideration of the covenants of the Company contained in this Amendment, Newsome hereby irrevocably and unconditionally releases, waives, remises, forever discharges and agrees not to sue the Company and/or any and all parent companies, divisions, subsidiaries, affiliates and other related entities of the Company, as well as each of the Company's past, present and future owners, directors, officers, employees, and the predecessors, successors and assigns of each of them in their personal or corporate capacities, and all of their attorneys (collectively, the "Released Parties"), from and with respect to any and all liabilities, actions, claims, obligations, damages, causes of action, contracts, accounts, agreements and demands of any nature whatsoever that Newsome has, may have or may claim to have against any of the Released Parties, whether known or unknown, liquidated or unliquidated, in law or in equity, whether arising under any local, state or federal constitutions, laws, rules or regulations, or under the common law or statutory law of the United States prohibiting employment discrimination based on race, color, sex, religion, handicap disability, national

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



origin or any other protected category or characteristic, including the Civil Rights Act of 1964, the Civil Rights Act of 1986 or 1871, the National Labor Relations Act or any other federal, state or local human rights, civil rights or employment discrimination statute, including any claim arising under the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, as amended ("ADEA"), any rules or regulations arising under such laws, and any and all claims relating to Newsome's employment or termination thereof, including, but not limited to, any claims under the doctrines of defamation, libel, slander, invasion of privacy, interference with contractual relations, or implied contracts arising from employee handbooks, policies, manuals or statements of procedure and wrongful discharge, it being the intention of the Company and Newsome to make this release as broad and as general as the law permits to include in addition to the foregoing all possible claims which arose or might arise out of contract or tort under state or federal law.

                  (b) In consideration of the covenants of Newsome contained in this Amendment, the Company hereby irrevocably and unconditionally releases, waives, remises, forever discharges and agrees not to sue, or otherwise claim payment to be due to or from Newsome, his heirs or personal representatives, arising out of Newsome's capacity as an employee, stockholder, officer or former officer, from and with respect to any and all liabilities, actions, claims, obligations, damages, causes of action, contracts, accounts, agreements and demands of any nature whatsoever that the Company or any of the Company's stockholders, officers or employees has, may have or may claim to have against Newsome, whether known or unknown, liquidated or unliquidated, in law or in equity, whether arising under any local, state or federal constitutions, laws, rules or regulations, or under common law or statutory law of the United States, and any and all claims relating to Newsome's employment, including, but not limited to, any claims under the doctrines of defamation, libel, slander, invasion of privacy, or interference with contractual relations, it being the intention of the Company and Newsome to make this release as broad and as general as the law permits to include in addition to the foregoing all possible claims which arose or might arise out of contract or tort under state or federal law.

                  (c) Nothing contained in Subsection (a) or (b) of this Section 5 shall restrict or otherwise impair in any manner the rights or obligations of any parties arising under and by virtue of (i) the Employment Agreement, as amended by this Amendment, (ii) this Amendment, or (iii) the Stock Option.

         6. Return of Property. Newsome hereby warrants and represents that, as of the date of this Amendment, Newsome has delivered to the Company or its designee (a) all keys to the Company's offices, (b) all Company credit cards in his possession, and (c) any Company files, records or equipment (including, without limitation, the Company's computer and printer, together with all software and magnetic media of the Company associated therewith, located at Newsome's residence) kept in or maintained by him in his office or elsewhere (including all copies thereof).

         7. Workers' Compensation. Newsome represents that, as of the date of this Amendment, he has not, and agrees that he will not, make any claims under Workers' Compensation Insurance with respect to Newsome's period of employment at the Company.


391471.1

         8. Consulting Services. For the consideration elsewhere set forth in this Amendment, Newsome agrees to serve as a consultant to the Company as set forth in this Section. Upon the request from time to time of any president or vice president of the Company, Newsome will (i) advise as requested regarding the management and operations of the Company, (ii) provide information about the Company's prior business transactions and performance, and (iii) provide other assistance and information which is reasonably desired by the Company and which is of the type consistent with the services provided by Newsome to the Company immediately prior to his resignation from employment. Newsome agrees to provide a minimum of 32 hours per month of such consulting services until the Expiration Date at which time the consulting services shall cease. When reasonably feasible, Newsome may provide such advice, information and assistance over the telephone. From time to time the Company may request, however, that Newsome meet with representatives of the Company at the offices or other facilities of the Company to provide such consulting services. Upon submission by Newsome of vouchers in form reasonably satisfactory to the Company, the Company shall reimburse Newsome for all reasonable third party out-of-pocket expenses directly incurred by Newsome (other than overhead expenses) in the performance of his consulting services hereunder in a manner consistent with the regular practices of the Company. Newsome agrees to coordinate in advance with appropriate personnel of the Company prior to incurring any such expenses other than immaterial expenses.

         9.       Miscellaneous.

                  (a) Any capitalized terms which are not defined herein shall have the meanings set forth in the Employment Agreement.

                  (b) Each party agrees that he or it will refrain from any communication to third parties which denigrates, disparages or criticizes the other party hereto.

                  (c)  This   Agreement  and  all  the  terms,   provisions  and
conditions hereof shall be binding upon and inure to the benefit of and be enforceable by the heirs and personal representatives of Newsome.

                  (d) The Company and Newsome represent that, as of the date of execution and delivery of this Amendment by each of them, no breach of the Employment Agreement, as amended by this Amendment, has occurred which is within the actual knowledge of the parties so representing.







                         [SIGNATURES ON FOLLOWING PAGE]

391471.1


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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                                     ISOLYSER COMPANY, INC.



                                                     By:
                                                     Its:


                                                     MEDSURG INDUSTRIES, INC.



                                                     By:
                                                     Its:


                                                     CREATIVE RESEARCH AND
                                                       MANUFACTURING, INC.



                                                     By:
                                                     Its:




                                                     KENNETH NEWSOME

                                                     Date:

391471.1


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